Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-249033) pertaining to the 2020 Equity Incentive Plan, 2020 Employee Stock Purchase Plan and 2015 Stock Incentive Plan of Graybug Vision, Inc. of our report dated March 5, 2021, with respect to the financial statements of Graybug Vision, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California

March 5, 2021